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  EXHIBIT 11



                                  UNISYS CORPORATION
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
            FOR THE THREE MONTHS ENDED MARCH 31, 1994 and 1993
                                     (UNAUDITED)
                           (Millions, except share data)


                                            1994          1993
Primary Earnings Per Common Share

Average Number of Outstanding
 Common Shares                           170,490,768   161,989,615
Additional Shares Assuming Exercise
 of Stock Options                          2,840,526     3,034,664
                                         -----------   -----------
Average Number of Outstanding Common
 Shares and Common Share Equivalents     173,331,294   165,024,279
                                         ===========   ===========

Income Before Extraordinary Items and
 Changes in Accounting Principles             $ 67.7        $ 56.8
Dividends on Series A, B and C
 Preferred Stock                               (30.1)        (30.4)
                                             -------       -------

Primary Earnings on Common Shares Before
 Extraordinary Items and Changes in
 Accounting Principles                          37.6          26.4
Extraordinary Items                             (7.7)        (26.4)
Effect of Changes in
  Accounting Principles                                      230.2
                                             -------       -------
Primary Earnings on Common Shares             $ 29.9        $230.2
                                             =======       =======


Primary Earnings Per Common Share
  Before Extraordinary Items and Changes
    in Accounting Principles                   $ .21         $ .16
  Extraordinary Items                           (.04)         (.16)
  Effect of Changes in
     Accounting Principles                                    1.39
                                             -------       -------

  Total                                        $ .17         $1.39
                                             =======       =======

Fully Diluted Earnings Per Common Share

Average Number of Outstanding Common
 Shares and Common Share Equivalents     173,331,294   165,024,279
Additional Shares:
  Assuming Conversion of:
    Series A Preferred Stock                            47,712,534
    8 1/4% Convertible Notes              33,699,634    33,699,634
  Attributable to Stock Options              348,457       294,792
                                          ----------    ----------

Common Shares Outstanding Assuming
 Full Dilution                           207,379,385   246,731,239
                                         ===========   ===========

Primary Earnings on Common Shares
 Before Extraordinary Items and
 Changes in Accounting Principles             $ 37.6        $ 26.4
Exclude Dividends on Series A
 Preferred Stock                                              26.8
Interest Expense on 8 1/4% Convertible
 Notes, Net of Applicable Tax                    4.4           4.5
                                             -------       -------
Fully Diluted Earnings on Common
  Shares Before Extraordinary Items
  and Changes in Accounting Principles          42.0          57.7
Extraordinary Items                             (7.7)        (26.4)
Effect of Changes in Accounting
  Principles                                                 230.2
                                             -------       -------

Fully Diluted Earnings on Common Shares       $ 34.3        $261.5
                                            ========       =======

Fully Diluted Earnings Per Common Share
  Before Extraordinary Items and Changes
    in Accounting Principles                   $ .21         $ .23
  Extraordinary Items                           (.04)         (.11)
  Effect of Changes in Accounting
    Principles                                                 .94
                                             -------       -------

  Total                                        $ .17         $1.06
                                            ========      ========
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